EXHIBIT 10.29

LEASE SUPPLEMENT AGREEMENT

Party A:                      Huizhou Desai Corporation
Party B:                      Merix Printed Circuits (Huizhou) Company Limited

Party A agrees to provide Party B with consulting services such as water supply, safety education and investment construction etc trough bilateral consultation, Party B will pay consulting fee to Party A. Agreement details are as follows:

I.           Payment period
Both parties agreed that the period is effective from 2011.01.01 to 2012.12.31.

II.           Payment amount
Party B shall pay a consulting fee 121,900.00 Yuan tax inclusive to Party A.

III.           Payment method
Party B shall deposit the monthly consulting fee to Party A’s designated bank account on the 10th of each month.

IV.           Handling breach of contract

1.           If Party B refuses to pay the consulting fee during the contract period, after three days delayed, apart from the accrued payment, Party A shall pursue an overdue fine at 5% of the total late payment each day for delay (except the three day allowance).

2.           During the contract period, if either party terminates the agreement without consensus, the breached party shall pay a penalty in lieu of two-month consulting fee to the other side for the breach of contract.

V.           This agreement is in duplicate and becomes effective on the signature date. Each party keeps one copy.

VI.           In case a dispute arises during the contract period, both parties should resolve the issue through consultation.

Party A:  Huizhou Desay Corporation                                                                           Party B:  Merix Printed Circuits (Huizhou) Company Limited

Representative:                                                                                    Representative: